Exhibit 23.4

FAX(303) 623-4258

621 SEVENTEENTH STREET SUITE 1550 DENVER, COLORADO 80293 TELEPHONE (303) 623-9147

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Registration Statement on Form S-1 of Arête Industries, Inc. (the “Registration Statement”). We hereby further consent to the use of information contained in our report dated April 13, 2012 setting forth the estimates of revenues from Arête Industries, Inc.’s oil and gas reserves as of December 31, 2011.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P

Denver, Colorado

October 22, 2012